FTD Companies, Inc. Appoints Steven Barnhart, Veteran Financial and E-Commerce Leader, as Chief Financial Officer to Support Future Growth and Business
Transformation
DOWNERS GROVE, Ill. — January 4, 2018 — FTD Companies, Inc. (Nasdaq: FTD) (“FTD” or the “Company”), a premier floral and gifting company, today announced the appointment of Steven Barnhart, a veteran financial and e-commerce leader, as Executive Vice President and Chief Financial Officer, effective Jan. 8, 2018. Barnhart brings to FTD extensive prior experience as a public company chief financial officer and has a track record of delivering growth and profitability, maximizing shareholder value, and developing and executing on corporate strategy at leading consumer and e-commerce organizations.
Most recently Barnhart served as Senior Vice President and Chief Financial Officer of Bankrate, Inc., a leading publicly traded internet publisher, aggregator, and distributor of personal finance content, from Sept. 2014 until the sale of the company in Nov. 2017. Prior to Bankrate, from 2012 to 2014, Barnhart served as Senior Vice President and Chief Financial Officer for Sears Hometown and Outlet Stores, a leading appliance retailer, completing the rights offering that separated that business from Sears Holdings. From 2010 to 2012 he was Senior Vice President and Chief Financial Officer for Bally Total Fitness, which was a leading operator of fitness centers across the United States. From 2003 to 2009, Barnhart served in several roles with Orbitz Worldwide, an online travel company, including President and Chief Executive Officer, board member, Chief Financial Officer and Vice President of Planning. As President and CEO from 2007 to 2009, Barnhart led its public offering in 2007 while operating as a division of Travelport. Before joining Orbitz, he worked in a variety of finance and strategy roles over 13 years with PepsiCo. He has a Master of Business Administration in Finance from the University of Chicago and a Bachelor of Arts in Economics from the University of Chicago.
“We are excited to welcome Steven to our team. His extensive experience across e-commerce and consumer goods companies will be valuable to our organization as we embark on an ambitious strategic agenda,” commented John Walden, FTD’s President and Chief Executive Officer. “Steven is a well-regarded public company financial executive with significant leadership experience managing financial and accounting functions in environments of rapid change, as well as driving strategic business performance. He will be a strong addition to our leadership team and a fantastic business partner.”
Walden continued, “I also would like to thank Brian Cooper for his contributions. He swiftly stepped in as interim Chief Financial Officer in September of 2017 and has been an effective and professional leader.”
Steve Barnhart commented, “I am excited to join FTD with its leading family of floral and gifting brands. I look forward to working closely with John and the entire FTD team as we execute on our future strategic initiatives to create value for our shareholders.”
About FTD Companies, Inc.
FTD Companies, Inc. is a premier floral and gifting company. Through our diversified family of brands, we provide floral, specialty foods, gifts and related products to consumers primarily in the United States and the United Kingdom. We also provide floral products and services to retail florists and other retail locations throughout these same geographies. FTD has been delivering flowers since 1910 and the highly-recognized FTD® and Interflora® brands are supported by the iconic Mercury Man logo®, which is displayed in nearly 35,000 floral shops in over 125 countries. In addition to FTD and Interflora, our diversified portfolio of brands includes the following trademarks: ProFlowers®, ProPlants®, Shari's Berries®, Personal Creations®, RedEnvelope®, Flying Flowers®, Ink Cards™, Postagram™ and Gifts.com™. FTD Companies, Inc. is headquartered in Downers Grove, Ill. For more information, please visit www.ftdcompanies.com.
Cautionary Information Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about the Company’s strategies and future financial performance; expectations about future business plans, prospective performance and opportunities, including potential acquisitions; revenues; segment metrics; operating expenses; market trends, including those in the markets in which the Company competes; liquidity; cash flows and uses of cash; dividends; capital expenditures; depreciation and amortization; tax payments; foreign currency exchange rates; hedging arrangements; the Company’s ability to repay indebtedness and invest in initiatives; the Company’s products and services; pricing; marketing plans; competition; settlement of legal matters; and the impact of accounting changes and other pronouncements. Potential factors that could affect these forward-looking statements include, among others, the factors disclosed in the Company’s most recent Annual Report on Form 10-K and the Company’s other filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, we undertake no obligation to publicly release the results of any revision or update to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Contacts
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646-277-1228
ir@ftdi.com
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